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                                                                   EXHIBIT 10.22

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                             AMENDMENT NO. 2 dated as of July
                                    16, 2002, between BERRY PLASTICS
                                    CORPORATION, a Delaware corporation (the
                                    "Corporation"), and BRUCE J. SIMS (the
                                    "Employee").

                  Reference is made to the Employment Agreement dated as of January 21, 1997 (as amended on January 21, 2002) (the "Employment Agreement"), between the Corporation and the Employee. The Corporation and the Employee desire to amend the Employment Agreement as hereinbelow set forth. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

                  Accordingly, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Restrictive Covenants. The first portion of the second sentence of
Section 11(a) of the Employment Agreement is hereby amended to read as follows:

                  "Accordingly, in consideration of the premises contained herein and the consideration to be received by the Employee hereunder (including, without limitation, the severance compensation described in Section 9(b)(i) and Section 9A(c)(i), if any ("Severance Compensation")), without the prior written consent of the Corporation, the Employee shall not, at any time during the employer/employee relationship between the Corporation and the Employee and for the longer of (x) the one-year period after the termination of such employer/employee relationship and (y) the period of time beginning with the termination of such employer/employee relationship and ending upon the final payment of Severance Compensation,"

         2. Notices. Section 13(C)(i) of the Employment Agreement is hereby amended by deleting the information relating to O'Sullivan LLP and replacing it with the following:
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                  "Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY 10004
                  Att: Paul M. Reinstein, Esq.
                  Telephone:  (212) 859-8156
                  Telecopier:  (212) 859-4000; and

                  Goodwin Procter, LLC
                  599 Lexington Avenue
                  New York, NY 10022
                  Attn: Michael J. O'Brien, Esq.
                  Telecopier:  (212) 355-3333"

         3. Effect of Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect and unchanged.

         4. Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands as of the first day written above.

                                        BERRY PLASTICS CORPORATION

                                        By:______________________________
                                           Ira G. Boots
                                           President and Chief Executive Officer

                                           ______________________________
                                           Bruce J. Sims


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